                                                                   EXHIBIT 10.12

                                OPTION AND ASSET
                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated as of February 28, 2005, is entered into by and between Thornton Drilling Company, a Colorado corporation with a mailing address of P.O. Box 811, Pocola, Oklahoma 74902 (hereinafter called "Buyer"), and SPA Drilling, L.P., a limited partnership organized under the laws of the State of Texas, with a mailing address of P.O. Box 6747,
Abilene, Texas (hereinafter called "Seller"),

                                   WITNESSETH:

     That Seller desires to sell to Buyer and Buyer desires to purchase from
Seller, on the terms set forth in this Agreement, those certain assets identified in Exhibits "A" and "B" attached hereto and made a part hereof.
Accordingly, Seller and Buyer agree as follows:

1.   SALE AND PURCHASE OF ASSETS

     1.1 Assets To Be Sold. Seller shall sell, transfer and assign to Buyer, and
Buyer shall purchase and receive, all right, title and interest in and to the following described assets hereinafter collectively referred to as the Assets,"
to-wit:

          1.1.1 The personal property, machinery and equipment described on
     Exhibit "A" attached hereto and made a part hereof.

          1.1.2 Those certain agreements described in Exhibit "B" attached hereto and made a part hereof

     1.2 Assets Excluded. The Assets do not include:

          1.2.1 Cash, accounts receivable and work in progress associated with the agreements described in Exhibit "B" attached hereto and made a part hereof and relating to operations prior to the Effective Date of Sale, and prepaid items.

     1.3 Conveyancing Instruments. The Assets to be conveyed by Seller to Buyer pursuant to Section 1.1 shall be conveyed "as is" with the express conditions and limitations noted in Section 4.1. The Assets to be transferred to Buyer pursuant to Section 1.1 shall be transferred pursuant to a form of sale and assignment as provided in Sections 6.1.3 and 6.2.6.

2.   PURCHASE PRICE

     2.1. Price. As consideration for the sale of the Assets, Buyer shall pay to
Seller or its designee, Nineteen Million Six Hundred Thousand United States
dollars ($19,600,000.00) (the "Purchase Price"), as follows:

          2.1.1 Upon signing this Agreement, Buyer shall pay to Seller the sum of Five Hundred Thousand Dollars ($500,000.00), which shall be an option fee, by wire transfer,

     in immediately available funds, to a bank account to be designated by
     Seller. In the event this transaction is closed, said option fee shall be credited against the purchase price of the Assets.

          2.1.2 Balance shall be paid at Closing by wire transfer, in immediately available funds, to a bank account to be designated by Seller.

          2.1.3 The payment provided for in Section 2.1.1 shall be considered an option fee. Accordingly, either Buyer or Seller may recede from this
     Agreement at any time prior to Closing by giving written notice of such action to the other party prior to Closing. Should Buyer recede from this
     Agreement, then Buyer shall forfeit the option fee to Seller and Buyer shall have no other liability whatsoever to Seller for receding from this
     Agreement. Should Seller recede from this Agreement, then Seller shall, with the written notice of Seller's receding from the Agreement, return the option fee to Buyer and pay to Buyer the additional sum of $500,000.00, and
     Seller shall have no other liability whatsoever to Buyer for receding from this Agreement.

          2.1.4 Notwithstanding the provisions of Section 2.1.3, (i) Seller may recede from this Agreement without liability to Buyer for return of Buyer's option fee or payment of an additional $500,000 if Seller recedes because
     Buyer has materially breached this Agreement, and (ii) Buyer may recede from this Agreement and be entitled to the return of its option fee if
     Buyer recedes because Seller has materially breached this Agreement or because Seller has, pursuant to the provisions of Section 5.2, 5.3 and/or
     Section 8.2, withdrawn or deleted from the Assets having a value equal to or greater than $3,000,000.

     After the Effective Date of Sale, Seller will pay only that portion of invoices received with respect to any of the agreements described in attached
Exhibit "B" that are applicable to work performed or material received in the period prior to the Effective Date of Sale; other charges and invoices under said agreements will be returned to the vendor for rebilling to Buyer.
Similarly, after the Effective Date of Sale, Buyer will pay only that portion of invoices received with respect to any of the agreements described in attached
Exhibit "B" that are applicable to work performed or material received in the period subsequent to the Effective Date of Sale; other charges and invoices under said agreements will be returned to the vendor for rebilIing to Seller.

     2.2 Assumption of Liabilities. Buyer shall assume and be responsible for all obligations of Seller accruing after the Effective Date of Sale under the agreements listed in Exhibit B hereto (except that lease rentals shall be prorated as of the Effective Date of Sale, and any obligation associated with an agreement listed in Exhibit B shall be assumed only to the extent that the material or service with respect to which such payment is due is received by
Buyer after the Effective Date of Sale).

     2.3 Non-Competition and Non-Solicitation. In consideration of the Purchase
Price, Seller and the partners in Seller (said partners being signatory parties hereto), agree that, for a period of two (2) years commencing on the Closing
Date, neither Seller nor any of the partners in Seller shall:

          (a)  engage in any way, directly or indirectly, in the business of drilling, completing or workover of oil and gas wells within a
               200 mile radius of the city limits of Abilene, Texas;

          (b)  solicit or assist in soliciting, directly or indirectly, any current, future or former customer of the Seller or Buyer, wherever situated, in connection with their needs for drilling, competition, workover or related rigs; or

          (c)  induce, advise or counsel any employee or agent, of the Buyer to leave the employ of the Buyer, solicit or employ the services of employees or agents of the Buyer, or otherwise interfere with the relationship between the Buyer and its employees or agents.

     2.4 Effective Date of Sale. The Effective Date of Sale of the Assets
described in Section 1.1 shall be at the close of business by Seller on April
29, 2005.

     2.5 Closing. The Closing of the transactions contemplated herein and the transfer of the Assets shall occur on April 29, 2005, at Seller's office at
10:00 A.M. local time, or such other date, time and place as Seller and Buyer may agree in writing.

     2.6 Purchase Price Allocation. The Purchase Price shall be allocated in accordance with Exhibit C hereto. Seller and Buyer further agree to file all tax returns or reports, including, without limitation, IRS From 8594, for their respective taxable years in which the Closing occurs and to reflect the allocation of the Purchase Price described in Exhibit C on any such tax returns or reports and agree not to take any position inconsistent therewith before any governmental authority or in the course of any tax audit, tax review or tax litigation matter relating thereto.

3.   TAXES

     3.1 Payment of Taxes. All ad valorem, property and other similar forms of taxes, which have been paid by Seller or which have accrued on or before the
Effective Date of Sale, shall be prorated between Seller and Buyer as of the
Effective Date of Sale. Buyer shall be responsible for all sales, use and similar taxes arising out of the sale of the Assets, but not any income taxes for which Seller and its partners are liable as a consequence of the Sale. At the Closing, Buyer shall pay Seller all state and local sales or use taxes applicable to that portion of the Assets which is tangible personal property, and Seller shall remit such amount to the appropriate taxing authority in accordance with applicable law. Buyer shall hold harmless and shall indemnify
Seller for any sales or use taxes assessed against Seller by any taxing authority in respect to this sale, including the amounts of any penalties, interest and attorneys' fee.

     Should this purchase and sale constitute an isolated or occasional sale and not be subject to sales or use tax with any of the taxing authorities having jurisdiction over this transaction, no sales tax will be collected by Seller from Buyer at the date of Closing. Seller agrees to cooperate with Buyer in demonstrating that the requirements for an isolated or occasional sale or any other sales tax exemption have been met.

4.   REPRESENTATIONS AND WARRANTIES

     4.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer:

          4.1.1 Seller is a limited partnership duly organized and validly existing, in good standing, under the laws of the State of Texas. Seller has the power and authority to own the Assets and to carry on its business as now conducted and to enter into and to carry out the terms of this
     Agreement.

          4.1.2 Spud, Inc., a Texas corporation and the general partner of
     Seller, and EFO OILERS, L.P., BRH 2002, L.P. and Jim D. Mayfield, the only limited partners of Seller, are the only persons having partnership interests in Seller.

          4.1.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and Seller is not subject to any charter, by-law, lien or encumbrance of any kind, agreement, instrument, order or decree of any court or governmental body which would prevent consummation of the transactions contemplated by this Agreement.

          4.1.4 Seller will at the Closing be the owner of 100% of the right, title and interest in the Assets, and the transfer of the Assets to Buyer pursuant to this Agreement will vest in Buyer all right, title and interest in and to all of the Assets, free and clear of all security interests, mortgages, liens, tax liens, leases and other encumbrances.

          4.1.5 Seller has made available to Buyer for inspection and copying all books and records maintained by or on behalf of Seller concerning the
     Assets and, to the best of Seller's knowledge, none of the information so made available contains or will contain any untrue statement of a material factor omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          4.1.6 No employee of Seller has or will on the date of Closing have any contract of employment with Seller.

          4.1.7 With respect to each of the agreements described in Exhibit "B"
     attached hereto and made a part hereof: (a) each has been duly authorized, executed and delivered by Seller; (b) each is in full force and effect; (c)
     neither Seller nor, to the knowledge of Seller, any other party to such agreements (i) is, or as a result of the transactions contemplated herein will be, in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder; or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any such agreement; and (d) Seller ,does not anticipate that any other party to any such agreement will be in breach of or default under or repudiate any of its obligations thereunder.

          4.1.8 There are no preferential purchase rights, consents and approvals required to be obtained for the transfer of the Assets to Buyer.

          4.1.9 There is no claim, demand, filing, cause of action,
     administrative proceeding, lawsuit or other litigation pending or threatened that could now or hereafter materially affect the ownership, operation or value of any of the Assets.

          4.1.10 The Assets have been used by. Seller in compliance with all laws, orders, regulations, rules and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect to the
     Assets, including, but not limited to, laws, regulations and ordinances relating to environmental protection, health and safety; and all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation of the Assets have been obtained and Seller has received no notices of violations in respect of such licenses, permits or authorizations.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE ASSETS DESCRIBED ON EXHIBIT
"A" ARE TO BE SOLD "AS IS," AND SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED IN
FACT OR BY LAW, WHETHER OF OPERATING CONDITION, SAFETY, COMPLIANCE WITH
GOVERNMENT REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSES,
CONDITION OR OTHERWISE, CONCERNING ANY OF SAID ASSETS. ALL PERSONAL PROPERTY,
MACHINERY AND EQUIPMENT ARE TO BE CONVEYED BY SELLER AND ACCEPTED BY BUYER
PRECISELY AND ONLY "AS IS, WHERE IS." SELLER DOES NOT WARRANT THE ASSETS FREE
FROM REDHIBITORY VICES OR DEFECTS.

     4.2 Buyer's Representations and Warranties. Buyer represents and warrants:

          4.2.1 Buyer is a corporation duly organized and validly existing, in good standing, under the laws of the State of Colorado and has the power and authority to own its property and to carry on its business as now conducted and to enter into and to carry out the terms of this Agreement.

          4.2.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and Buyer is not subject to any charter, by-law, lien or encumbrance of any kind, agreement, instrument, order or decree of any court or governmental body which would prevent consummation of the actions contemplated by this Agreement.

          4.2.3 Buyer shall comply with all applicable laws, ordinances, rules and regulations and shall promptly obtain and maintain all permits required by public authorities in connection with the Assets purchased.

          4.2.4 Buyer acknowledges that the Assets have been used for oil and gas drilling operations and related oilfield operations and possibly the storage and

     disposal of waste materials incidental to or occurring in connection with such operations, and Buyer has entered into this Asset Sale Agreement on the basis of Buyer's own investigation of the physical condition of the
     Assets. Buyer is acquiring the Assets precisely and only in an "as is and where is" condition.

5.   ADDITIONAL COVENANTS

     5.1 Seller shall afford to Buyer, and/or Buyer's designated representatives, reasonable access to the Assets, from the date hereof until the
Closing, for the purpose of inspecting the Assets and conducting such tests thereon (at the expense of Buyer) as Buyer may deem necessary to satisfy itself as to the condition of the Assets.

     5.2 Asset Title Review. From the date hereof until the Closing, "Seller shall make available to Buyer without express or implied warranty of any kind regarding the accuracy of such information, copies of information in Seller's possession regarding Seller's title to the Assets. Buyer shall review the information at Seller's office Buyer specifically agrees that any conclusions made from any examination done or caused to be done shall result from its own independent review and judgment only. In the event of a title defect which would prevent Buyer from enjoyment of the Assets in the same manner enjoyed by Seller immediately prior to the date of this agreement, Buyer shall notify Seller of such. defect within fifteen (15) days after discovery. If Seller and Buyer cannot agree on resolution of such defect, Seller shall elect (a) to cure the defect at its own expense, (b) to delete the property with such defect from the sale and to reduce the Purchase Price by the amount allocated to such property on Exhibit C, or (c) to cancel the sale and refund Buyer's $500,000.00 deposit without interest.

     5.3 Operations Prior to Closing. After the date of this Agreement and prior to the Closing, Seller shall use and maintain the Assets in substantially the same manner in which they have been used and maintained prior to this Agreement.
Unless Seller and Buyer otherwise agree, Seller shall not enter into any agreement or transaction in relation to the Assets except such as are entered into in the ordinary course of business consistent with past practices. Seller shall not be obligated for any expenditures for purposes other than normal day-to-day operations between the execution of this Agreement and the Closing thereon. In the event that an expenditure for other purposes is proposed, contemplated, or necessary to maintain a property included in the Assets in the condition such property is as of the date of this Agreement, Seller shall elect
(a) to make such expenditure to maintain such property in such condition, (b) to delete the property from the sale and to reduce the Purchase Price by the amount allocated to such property on Exhibit C, or (c) to cancel the sale and refund
Buyer's $500,000.00 deposit amount without interest. Except as contemplated in the preceding sentence or unless Buyer and Seller otherwise agree, Seller shall not materially alter the Assets (other than the use of supplies and consumables)
or remove any improvements, equipment or property which comprise the Assets
(other than the use of supplies and consumables) with the exception of individual Assets (i) involving a fair market value of less than Two Thousand
Dollars ($2,000.00) and (ii) sold or transferred to unaffiliated third parties or disposed of or consumed in the ordinary course of business. Seller shall promptly notify Buyer of any material matter affecting the Assets known to
Seller which arises from the date of this Agreement to the date of Closing.

     5.4 Force Majeure. In the event any Assets is damaged by fire or other calamity before Closing, Seller may repair the damage at its cost or, at its sole option, either reduce the purchase price by the cost of the damage or withdraw the damaged asset from the sale and reduce the purchase price by the undamaged value thereof Should Buyer and Seller not agree as to the amount of such price reduction, and if Buyer is not in default hereunder, this Agreement will be terminated and Seller shall promptly after such termination return to
Buyer the amount specified in Section 2.1.1 without interest.

6.   CONDITIONS PRECEDENT TO CLOSING

     6.1 Seller's Condition Precedent. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

          6.1.1 Buyer shall have performed and complied with aft, terms of this
     Agreement required to be performed or complied with by Buyer prior to
     Closing.

          6.1.2 No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

          6.1.3 Seller and Buyer shall have executed a bilateral form of assignment whereby Seller transfers all right, title and interest in the
     Assets to Buyer, and Buyer assumes the obligations and liabilities pursuant to Section 2.2 hereof.

     6.2 Buyer's Conditions Precedent. The. obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

          6.2.1 The representations and warranties by Seller set forth in this
     Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing; and Seller shall have performed and complied with all terms of this Agreement required to be performed or complied with by Seller prior to Closing.

          6.2.2 No action or proceeding by or before any. governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate any of the transactions contemplated by this Agreement.

          6.2.3 Since the date of this Agreement, there shall have been no material adverse changes in the condition of any of the Assets, except normal depreciation of equipment through ordinary wear and tear.

          6.2.4 All consents and approvals required to be obtained for the transfer of the Assets to Buyer shall have been obtained, and all preferential purchase rights arising in connection with the transfer of the
     Assets to Buyer shall have been waived or shall have expired.

          6.2.5 Buyer shall be reasonably satisfied with the results of its due diligence review of the Assets provided for in Sections 5.1, 5.2 and 8.2.

          6.2.6 Seller and Buyer will have, executed a bilateral form of assignment whereby Seller transfers all right, title and interest in the
     Assets to Buyer, and Buyer assumes the obligations and liabilities pursuant to Section 2.2 hereof.

7.   CROSS-INDEMNIFICATION

     7.1 Buyer agrees to indemnify and hold Seller harmless from and against any and all liability, loss, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) that are attributable to the Assets conveyed to Buyer and are attributable to periods of time after the Effective
Date of Sale (including, but not limited to, any liability resulting from the condition of the Assets arising after the Effective Date of Sale under any federal, state or local statute, regulation, rule, ordinance or order relating to the environment or health and safety) or that are attributable to a breach by
Buyer of any of its surviving representations and warranties hereunder.

     7.2 Seller agrees to indemnify and hold Buyer harmless from and against any and all liability, loss, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) that are attributable to the Assets conveyed to Buyer and are attributable to periods of time on or before the
Effective Date of Sale (including, but not limited to, any liability resulting from the condition of the Assets as of the Effective Date of Sale under any federal, state or local statute, regulations, rule, ordinance or order relating to the environment or health and safety) or that are attributable to a breach by
Seller of any of its surviving representations and warranties hereunder.

     7.3 Each party does not assume, and hereby disclaims any liability or obligation in respect of, any matter against which a party is obligated to indemnify the other party under the terms of this Agreement.

8.   MISCELLANEOUS

     8.1 Payment of Expenses and Fees. Buyer and Seller shall each bear their own costs and expenses, including but not limited to attorney's fees incurred in connection with the transactions contemplated in this Agreement; provided, however, Buyer shall pay all recording fees or transfer taxes in connection with the recording of any instrument of transfer of Assets from Seller to Buyer hereunder.

     8.2 Environmental Review. Promptly after signing this Agreement, Buyer and/or its representatives may have access to environmental data in Seller's files for the Assets to be sold herein. Buyer and/or its representatives shall review the information at Seller's office. Buyer specifically acknowledges that such access is given as an accommodation only, that Seller makes no representations whatsoever as to the accuracy completeness or reliability of any such environmental information so or otherwise disclosed to or obtained by Buyer and that Buyer

relies and depends on and uses any and all such environmental information exclusively and entirely at its own risk and without any recourse whatsoever.
Seller shall use reasonable efforts to arrange for the performance of any additional environmental testing at Buyer's expense which Buyer may reasonably request, and Seller and Buyer shall cooperate to ensure that such testing is performed on an expedited basis before Closing. If it is determined by Closing that any of the Assets has been materially contaminated (with "materially contaminated" being defined as the violation of applicable Federal or State laws or regulations or common law principles, with respect to environmental conditions, to the extent that prosecution, if instituted, would likely result in a penalty, fine or damage payment which are material when compared with the value of the affected property), Seller shall elect either (a) to correct or to make arrangements for the correction of such contamination, (b) to delete the
Asset from this sale and reduce the Purchase Price by the amount allocated to such Asset on Exhibit C, or (c) to cancel the entire sale and refund Buyer's
$500,000.00 option fee without interest. Buyer shall cooperate with Seller's reasonable corrective work, and any operations unreasonably interfering with the corrective work shall cease until correction is completed.

     8.3 Books and Records. With the exception of books of account, tax returns and correspondence relating thereto, Seller's proprietary, technical or interpretive information and any documents of overall significance to Seller's business, Seller shall deliver to Buyer promptly after Closing copies of any materials, contract and agreement files which may exist in Seller's files and which relate to the Assets. Buyer shall preserve such records for a period of six years after the date of Closing or such longer periods as may be required by law or agreement relating to such documents and during such period shall make the same available for examination (or for the making of copies or extracts), if necessary for a lawful purpose, by Seller at reasonable times so not to interfere with Buyer's business. If Buyer desires to destroy any such materials prior to the end of such period, Buyer shall give Seller notice of such desire and may destroy such materials unless Seller requests that such materials not be destroyed, in which case such materials' shall be retained by Buyer or retransferred to Seller.

     8.4 Entire Agreement. This Agreement constitutes the entire agreement between Seller and Buyer with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments, understandings or information otherwise furnished by Seller to Buyer with respect to such matters. No amendment shall be binding unless in writing and signed by representatives of both parties. Headings used in this Agreement are only for convenience of reference and shall not be used to define the meaning of any provision. This Agreement is for the benefit of Seller and Buyer only and not for the benefit of third parties.

     8.5 Notices. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telexed with receipt acknowledged, mailed by registered mail, or delivered by a recognized commercial courier to the party at the address set forth on the first page of this Agreement or such other address as any party shall have designated by ten days' notice to the other party.

     8.6 Governing Law. This Agreement shall be governed by the law of the State of Texas without regard to rules concerning conflicts of law.

     8.7 All representations and warranties made by Seller and Buyer under this
Agreement shall remain in full force and effect, and shall survive the execution, delivery and performance of this Agreement, for a period of two years from the Closing.

     8.8 Assignment. Buyer may assign its rights and obligations under this
Agreement to an entity in which Buyer or an affiliate of Buyer owns in excess of
80% of the equity interests without the consent of Seller.

     IN WITNESS WHEREOF, each party hereto has executed this agreement in the presence of the indicated witnesses, to be effective as of the Effective Date.

                                   SPA DRILLING, L.P.

                                   By: Spud, Inc., a Texas corporation
                                       General Partner of SPA Drilling, L.P

                                   By: /s/ BEN HOLMES
                                       -----------------------------------------
                                   Name: Ben Holmes
                                   Title: President

                                   Date: 2-28-05

                                   EFO OILERS, L.P., a Texas limited partnership
                                      Limited Partner of SPA Drilling, L.P.

                                   By: EFO Holdings, L.P.
                                   Its: General Partner

                                   By: EFO GenPar, Inc., a Texas corporation
                                   Its: General Partner

                                   By: /s/ G. LARRY WALLACE
                                       -----------------------------------------
                                   Name: G. Larry Wallace
                                   Its: President

                                   Date: 2-25-05

                                       10

                                   BRH 2002, L.P., a Texas limited partnership
                                      Limited Partner of SPA Drilling, L.P.

                                   By: SHK Inc., a Texas corporation
                                   Its: General Partner

                                   By: /s/ BEN HOLMES
                                       -----------------------------------------
                                   Name: Ben Holmes
                                   Its: President

                                   Date: 2-28-05

                                   /s/ JIM D. MAYFIELD
                                   ---------------------------------------------
                                       Jim D. Mayfield
                                       Limited Partner of SPA Drilling, L.P.

                                   Date: 2-28-05

                                   THORNTON DRILLING COMPANY

                                   /s/ RICHARD THORNTON
                                   ---------------------------------------------
                                   By: Richard Thornton
                                   Its: President

                                   Date: 2-28-05

                                       11

                                 AMENDMENT NO. 1
                                       TO
                           PURCHASE AND SALE AGREEMENT

     AMENDMENT NO. 1 (the "AMENDMENT") dated as of March 31, 2005 to the
Purchase and Sale Agreement (the "PURCHASE AGREEMENT") dated February 28, 2005 between Thornton Drilling Company, a Delaware corporation (and, as of the date of the Purchase Agreement, a Colorado corporation) ("BUYER") and SPA Drilling
L.P., a Texas limited partnership.

                                   WITNESSETH

     WHEREAS, the parties hereto desire to amend the Purchase Agreement in certain respects;

     WHEREAS, capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Amendment to Section 1.3 of Purchase Agreement. Section 1.3 of
the Purchase Agreement is hereby amended by adding the letter "(a)" before the current words thereof and inserting a new clause (b) thereto as follows:

     "(b) Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Assets."

     Section 2. Amendment to Section 2.4 of Purchase Agreement. Section 2.4 of
the Purchase Agreement is hereby amended in its entirety by substituting the following:

     "2.4 The Effective Date of Sale of the Assets described in Section 1.1 shall be at the close of business by Seller on March 31, 2005."

     Section 3. Amendment to Section 4.1 of Purchase Agreement. Section 4.1 of
the Purchase Agreement is hereby amended by adding the following Section 4.1.11:

     "4.1.11 The conveyance of the Assets by Seller constitutes the sale of the entire operating assets of a business or of a separate division, branch, or identifiable segment of a business and is an occasional sale under Section
151.304 of the Texas Tax Code and the rules promulgated thereunder."

     Section 4. Amendment to Section 8.3 of Purchase Agreement. Section 8.3 of
the Purchase Agreement is hereby amended by adding the letter "(a)" before the current words thereof and inserting a new clause (b) thereto as follows:

     "(b) Notwithstanding anything in this Agreement to the contrary, on and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books

of account, tax returns, financial and other records (including, without limitation, accountant's work papers and all items referenced in Section 8.3(a)
to the extent not delivered to Buyer promptly after Closing), information, employees, consultants and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the business of the Buyer (after giving effect to the purchase of the Assets); provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller.
Buyer shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the business of the Seller as it exists after the
Closing, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from third parties. The obligation of Buyer to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Without limiting the generality of the foregoing, Seller shall make available to Buyer any employees or consultants necessary or useful to the preparation of historical audited financial statements relating to the
Assets and shall use its best efforts to cause such employees or consultants to deliver to the Buyer's auditors all certifications, attestations and representations deemed necessary or useful for the completion of such historical audits."

     Section 5. Governing Law. This Amendment shall be governed by the law of the State of Texas, without regard to rules concerning conflicts of law rules.

     Section 6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This
Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this
Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

                                       2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                   SPA DRILLING, L.P.

                                   By: Spud, Inc., a Texas corporation,
                                          General Partner of SPA Drilling, L.P.

                                   By: /s/ BEN HOLMES
                                       -----------------------------------------
                                       Name: Ben Holmes
                                       Title: President

                                   EFO OILERS, L.P., a Texas limited partnership

                                      Limited Partner of SPA Drilling, L.P.

                                   By: EFO Holdings, L.P.
                                   Its: General Partner

                                   By: EFO GenPar, Inc., a Texas corporation
                                   Its: General Partner

                                   By: /s/ G. LARRY WALLACE
                                       -----------------------------------------
                                       Name: G. Larry Wallace
                                       Title: President

                                   BRH 2002, L.P., a Texas limited partnership

                                      Limited Partner of SPA Drilling, L.P.

                                   By: SHK Inc., a Texas corporation
                                   Its: General Partner

                                   By: /s/ BEN HOLMES
                                       -----------------------------------------
                                       Name: Ben Holmes
                                       Title: President

                                       3

                                   JIM D. MAYFIELD

                                   /s/ JIM D. MAYFIELD
                                   ---------------------------------------------
                                   Limited Partner of SPA Drilling, L.P.

                                   THORNTON DRILLING COMPANY

                                   By: /s/ RICHARD THORNTON
                                       -----------------------------------------
                                       Name: Richard Thornton
                                       Title: President

                                       4

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "ASSIGNMENT") is made and entered into as of this 31st day of March, 2005, by and among Thornton Drilling
Company, a Delaware corporation ("TDC"), and Union Drilling Texas, LP, a Texas limited partnership ("UDT").

                                   WITNESSETH:

     WHEREAS, TDC, as purchaser, and SPA Drilling, L.P., a Texas limited partnership ("SPA"), as seller, entered into that certain Option and Asset
Purchase and Sale Agreement dated February 28, 2005 (as amended, the "PURCHASE
AGREEMENT");

     WHEREAS, Union Drilling, Inc. has acquired all of the outstanding stock of
TDC and has formed UDT to take title to and hold the assets and agreements described in the Purchase Agreement;

     WHEREAS, Union Drilling, Inc. is an affiliate of TDC and owns in excess of 80% of the equity interests in UDT and the general partner of UDT;

     WHEREAS, this Assignment is pursuant to the right of TDC contained in
Section 8.8 of the Purchase Agreement to assign its rights under the Purchase
Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound,
TDC and UDT hereby agree as follows:

     TDC hereby assigns and sets over to UDT all of the rights and obligations of TDC under and with respect to the Purchase Agreement.

     UDT hereby accepts the above and foregoing assignment, assumes all of the obligations of TDC under the Purchase Agreement and agrees to perform any and all of the obligations of TDC thereunder, all effective as of the 31st day of
March 2005.

THORNTON DRILLING COMPANY,            UNION DRILLING TEXAS, LP,

a Delaware corporation                a Texas limited partnership.
                                         By: Union Drilling Texas GP, LLC

By: /s/ RICHARD THORNTON                 By: /s/ CHRISTOPHER STRONG
    -------------------------------          -----------------------------------
    Name:                                    Christopher Strong, President
    Title: